EXHIBIT 3.2
AMENDED AND RESTATED
BY-LAWS
OF
BLUE RIVER BANCSHARES, INC.
ARTICLE I
     Section 1. Name. The name of the corporation is Blue River Bancshares, Inc.
     Section 2. Registered Office and Registered Agent. The street address of the Registered Office of the Corporation is One Indiana Square, Suite 2800, Indianapolis, Indiana 46204-2017, and the name of its Registered Agent at that office is Michael J. Messaglia.
     Section 3. Seal. Unless otherwise required by law, the Corporation shall not be required to use a seal. If the Board of Directors of the Corporation determines that the Corporation shall use a seal, the seal shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words “Blue River Bancshares, Inc.” and about the lower periphery thereof shall appear the word “Indiana.” In the center of the seal shall appear the word “Seal.”
     Section 4. Certain References. All references in these By-Laws to the Indiana Business Corporation Law shall mean and include the Indiana Business Corporation Law in effect on the date that these By-Laws are adopted by the Board of Directors of the Corporation or as such law may be amended thereafter from time to time, and including any successor to such law. All references in these By-Laws to the Articles of Incorporation of the Corporation shall mean and include the Articles of Incorporation in effect on the date that these By-Laws are adopted by the Board of Directors of the Corporation or as such Articles of Incorporation may be amended thereafter from time to time.
ARTICLE II
Fiscal Year
     The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December of the same year.
ARTICLE III
Capital Stock

     Section 1. Number of Shares and Classes of Capital Stock. The total number of shares and classes of capital stock which the Corporation shall have authority to issue shall be as set forth in the Corporation’s Articles of Incorporation from time to time.
     Section 2. Consideration for Shares. The shares of stock of the Corporation shall be issued or sold in such manner and for such amount of consideration, received or to be received, as may be fixed from time to time by the Board of Directors. Upon payment of the consideration fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.
     Section 3. Payment for Shares. The consideration determined by the Board of Directors to be required for the issuance of shares of capital stock of the Corporation may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation.
     If the Board of Directors authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders meeting.
     The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.
     When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor, or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.
     Section 4. Certificate for Shares. The shares of the Corporation’s stock may be certificated or uncertificated, as permitted under the laws of the State of Indiana, and shall be entered in the books of the Corporation as they are issued. Each holder of capital stock of the Corporation, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a stock certificate in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and the Secretary or any Assistant Secretary of the Corporation, stating the name of the registered holder, the number of shares represented by such certificate, and that such shares are fully paid and nonassessable; provided, that if such shares are not fully paid, the certificates shall be legibly stamped to indicate the percent which has been paid, and as further payments are made, the certificate shall be stamped accordingly.
     If the Corporation is authorized to issue shares of more than one class, every certificate shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof; provided, that such statement may be omitted from the certificate if it shall be conspicuously set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder upon written request and without charge.
     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Indiana, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, any restrictions on transfer or registration of such shares of stock imposed by the Corporation’s Articles of Incorporation, these By-Laws, any agreement among shareholders or any agreement between shareholders and the Corporation, and such other information as may be required under Indiana law.
     Section 5. Facsimile Signatures. If a certificate is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If a certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.
     Section 6. Transfer of Shares. The shares of capital stock of the Corporation shall be transferable only on the books of the Corporation, if such shares are certificated, upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, or if such shares are uncertificated, upon receipt of proper transfer instructions from the registered owner of such shares, in each case accompanied by proper evidence of succession, assignment or authority to transfer.
     The Corporation may impose restrictions on the transfer or registration of transfer of capital stock of the Corporation by means of these By-Laws, the Articles of Incorporation or by an agreement with shareholders. Shareholders may agree between or among themselves to impose a restriction on the transfer or registration of transfer of shares. A restriction which is authorized by the Indiana Business Corporation Law and which has its existence noted conspicuously on the front or back of the Corporation’s stock certificate or in the written notice required by Section 4 of this Article III in the case of uncertificated shares is valid and enforceable against the holder or a transferee of the holder of the Corporation’s stock certificate. If noted on the certificate the restriction is enforceable against a person without knowledge of the restriction.
     Section 7. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no (i) new certificate or certificates, or (ii) uncertificated shares shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 9 of this Article III.
     Section 8. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation and may require all certificates representing such shares to bear the signature of such transfer agent and registrar. Shareholders shall be responsible for notifying the transfer agent and registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time to time, and failure so to do shall relieve the Corporation, its shareholders, directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.
     Section 9. Lost, Stolen, or Destroyed Certificates. The Corporation may cause (i) a new certificate or certificates, or (ii) uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a (i) new certificate or certificates, or (ii) uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate. The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond when, in its judgment, it is proper to do so.
     Section 10. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Indiana.
ARTICLE IV
Meetings of Shareholders

     Section 1. Place of Meeting; Conference Telephone Meetings. Meetings of shareholders of the Corporation shall be held at such place, within or outside the State of Indiana, as may from time to time be designated by the Board of Directors, or as may be specified in the notices or waivers of notice of such meetings. A shareholder may participate in a shareholders meeting by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participating by these means constitutes presence in person at the meeting.
     Section 2. Annual Meeting. The annual meeting of shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on such day and at such time within six (6) months following the close of the Corporation’s fiscal year as the Board of Directors may set by resolution. Failure to hold the annual meeting within such time period shall not work any forfeiture or a dissolution of the Corporation, and shall not affect otherwise valid corporate acts.
     Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request of shareholders holding of record not less than a majority of all of the shares outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called. Such request by the shareholders shall be in writing, signed by all of such shareholders (or their duly authorized proxies), dated and delivered to the Corporation’s secretary.
     Section 4. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting and, in the case of a special meeting or when required by the Indiana Business Corporation Law, the Articles of Incorporation or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation and by the Indiana Business Corporation Law to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days and no more than sixty (60) days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any such meeting in person or by proxy shall constitute a waiver of notice of such meeting. Each shareholder who has in the manner above provided waived notice of a shareholders meeting, who personally attends a shareholders meeting or who is represented at a shareholders meeting by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting. Notice of any adjourned meeting of shareholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.

     Section 5. Addresses of Shareholders. The address of any shareholder appearing on the records of the Corporation or appearing on the records maintained by the Transfer Agent if the Corporation has appointed a Transfer Agent shall be deemed to be the latest address of such shareholder for the class of stock held by such shareholder.
     Section 6. Voting at Meetings.
(a)	Quorum. The holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those shareholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.

(b)	Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every shareholder shall have the right at every shareholders’ meeting to one (1) vote for each share of stock having voting power, registered in his name on the books of the Corporation on the date for the determination of shareholders entitled to vote, on all matters coming before the meeting, including, without limitation, the election of directors. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to its execution, unless a longer time is expressly provided therein.

(c)	Required Vote. When a quorum is present at any meeting, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action unless the Indiana Business Corporation Law, the Articles of Incorporation or these By-Laws require a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(d)	Validity of a Vote, Consent, Waiver or Proxy Appointment. If the name on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. The Corporation may reject a vote, consent, waiver or proxy appointment if the authorized tabulation officer, acting in good faith, has a reasonable basis for doubt about the validity of the signature, or the signatory’s authority. If so accepted or rejected, the Corporation and its officer are not liable in damages to the shareholder for any consequences of the rejection. Any of the Corporation’s actions based on an acceptance or rejection of a vote, consent, waiver or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.
     Section 7. Voting List. The transfer agent (or, if the Corporation has no transfer agent, the Secretary) of the Corporation shall make before each meeting of shareholders, a complete list of the shareholders entitled by the Articles of Incorporation to vote at such meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each shareholder. Such list shall be produced and kept open at the time and place of the meeting of shareholders and shall be subject to the inspection of any shareholder during the holding of such meeting.
     Section 8. Fixing of Record Date to Determine Shareholders Entitled to Vote. The Board of Directors may prescribe a period not exceeding seventy (70) days prior to meetings of the shareholders during which no transfer of stock on the books of the Corporation may be made; or, in lieu of prohibiting the transfer of stock may fix a day and hour not more than seventy (70) days prior to the holding of any meeting of shareholders as the time as of which shareholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of, and to vote at, such meeting. In the absence of such a determination, such date and time shall be the close of business on the tenth (10th) day prior to the date of such meeting. Any determination of shareholders entitled to notice of, or to vote at, a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which is only required if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
     Section 9. Consent to Action by Shareholders. Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if one (1) or more written consents describing the action taken are signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last shareholder entitled to vote on the action signs the consent, unless the consent specifies a different prior or subsequent effective date.

ARTICLE V
Board of Directors
     Section 1. Election, Number and Term of Office. One (1) class of Directors shall be elected at each annual meeting of shareholders by the holders of the shares of capital stock entitled by the Articles of Incorporation to elect directors. Vacancies on the Board of Directors shall be filled as provided in these By-Laws.
     The number of Directors of the Corporation to be elected by the holders of the shares of capital stock entitled by the Articles of Incorporation to elect Directors shall be nine (9) unless changed by resolution of the Board of Directors.
     Directors of the Corporation shall serve staggered terms in accordance with the Articles of Incorporation of the Corporation. All Directors, except in the case of earlier resignation, removal or death, shall hold office until the third succeeding annual meeting of shareholders following their election and until their respective successors are duly elected and qualified. Directors need not be shareholders of the Corporation.
     Section 2. Vacancies. Any vacancy occurring on the Board of Directors caused by resignation, removal or death of a Director or by an increase in the number of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors. If the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. If such vote of the remaining Directors shall result in a tie, such vacancy, at the discretion of the Board of Directors, shall continue to exist until such time as it shall be filled by the shareholders of the Corporation at an annual or special meeting of shareholders or until the number of Directors shall be decreased to eliminate such vacancy.
     The term of a director elected to fill a vacancy expires at the end of the term for which such director’s predecessor was elected. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.
     Section 3. Annual Meeting of Directors. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held either within or outside the State of Indiana, for the purpose of organization, election of officers and consideration of any other business that may properly come before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.
     Section 4. Regular Meetings. Regular meetings of the Board of Directors, if any, shall be held at such times and places, either within or outside the State of Indiana, as may be fixed by the directors. Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the directors.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the President or by not less than a majority of the members of the Board of Directors then serving. Notice of the date, time and place, either within or outside the State of Indiana, of a special meeting shall be personally delivered or telephoned to each director at least twenty-four (24) hours prior to the time of the meeting, or sent by telegraph, telecopy or over-night courier to each director at his usual place of business or residence at least forty-eight (48) hours prior to the time of the meeting. Directors, in lieu of such notice, may sign a written waiver of notice either before the time of the meeting, at the meeting or after the meeting. Attendance by a director in person at any such special meeting shall constitute a waiver of notice unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     Section 6. Conference Telephone Meetings. A member of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.
     Section 7. Quorum. A majority of the actual number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the directors present at the meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, by the Articles of Incorporation or by these By-Laws. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken, unless (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting, (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
     Section 8. Consent to Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if one (1) or more written consents describing the action taken are signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.

     Section 9. Removal of Directors. Unless otherwise provided in the Articles of Incorporation, any director may be removed with or without cause only by the affirmative vote of the holders of at least sixty-six and 67/100 percent (66.67%) of the actual number of outstanding shares of the Corporation entitled to vote for the election of directors at a meeting called for that purpose.
     Section 10. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 11. Distributions. The Board of Directors shall have power, subject to any restrictions and limitations contained in the Indiana Business Corporation Law or in the Articles of Incorporation, to declare and pay dividends and distributions upon the outstanding capital stock of the Corporation to its shareholders as and when they deem expedient.
     Section 12. Fixing of Record Date to Determine Shareholders Entitled to Receive Corporate Benefits. The Board of Directors may fix a record date, declaration date and payment date with respect to any share dividend or distribution to the Corporation’s shareholders. If no record date is fixed for the determination of shareholders entitled to receive payment of a distribution, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.
     Section 13. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns a majority of the capital stock or between the Corporation and any corporation which owns a majority of the capital stock of the Corporation shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors or officers or both, are also directors or officers of such other corporation.
     Any contract or other transaction with the Corporation in which a director of the Corporation has a direct or indirect interest is not voidable by the Corporation solely because of the director’s interest in the transaction, if any one (1) of the following is true:
(a)	The material facts of the transaction and the director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or ratified the transaction; or

(b)	The material facts of the transaction and the director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or

(c)	The transaction was fair to the Corporation.
     A transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors or on the committee who have no direct or indirect interest in the transaction, but it cannot be authorized, approved or ratified by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purposes of this Section. The presence of or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any transaction if it is otherwise authorized, approved or ratified as provided in this Section.
     Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity in which the director has a direct or indirect interest, may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Subsection (b).
     For purposes of this Section, a director of the Corporation has an indirect interest in a transaction if:
(i)	Another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or

(ii)	Another entity of which the director is a director, officer, partner, member, manager, owner or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.
     This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.
     Section 14. Committees. The Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation or these By-Laws, may exercise all of the authority of the Board of Directors of the Corporation. However, no such committee shall have the authority to (a) authorize distributions (except a committee may authorize or approve a reacquisition of shares if done according to a formula or method, or within a range, prescribed by the Board of Directors), (b) approve or propose to shareholders action that the Indiana Business Corporation Law requires to be approved by shareholders, (c) fill vacancies on the Board of Directors or any of its committees, (d) amend the Articles of Incorporation, (e) adopt, amend or repeal the By-Laws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except the Board of Directors may authorize a committee to take the action described in this subsection within limits prescribed by the Board of Directors. No member of any such committee shall continue to be a member thereof after he ceases to be a director of the Corporation.
ARTICLE VI
Officers
     Section 1. Principal Officers. The principal officers of the Corporation shall be a President, a Treasurer, a Secretary and such Vice Presidents as may be determined from time to time by the Board of Directors. The Corporation may also have, at the discretion of the Board of Directors, such other subordinate officers as may be appointed in accordance with the provisions of these By-Laws. The same individual may hold more than one office at any time, and a single individual may hold all of the offices at any time.
     Section 2. Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly elected and qualified or until his earlier resignation, removal or death.
     Section 3. Removal. Any principal officer may be removed, either with or without cause, at any time, by resolution adopted at any meeting of the Board of Directors by a majority of the actual number of directors elected and qualified from time to time.
     Section 4. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article VI, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, employees and agents as the Board of Directors may deem necessary, each of whom shall hold office for such period, may be removed with or without cause, have such authority and perform such duties as the President, any Vice President or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, employees or agents.
     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6. Vacancies. Any vacancy in any office for any cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.
     Section 7. Chairman of the Board. The Chairman of the Board, who shall be chosen from among the directors, shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The Chairman shall perform such other duties and have such other powers as, from time to time, may be assigned to the Chairman by the Board of Directors.
     Section 8. President. The President shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. The President shall be an ex-officio member of all standing committees. In general, the President shall perform all duties and have all the powers incident to the office of President, as herein defined, and all such other duties and powers as, from time to time, may be assigned to the President by the Board of Directors.
     Section 9. Vice Presidents. The Executive Vice President, if one has been appointed, and then the Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time assign.
     Section 10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He shall upon request exhibit at all reasonable times his books of account and records to any of the directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; shall render upon request by the Board of Directors a statement of the condition of the finances, as well as a recent balance sheet and income statement, of the Corporation at any meeting of the Board of Directors and at the annual meeting of the shareholders; shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.
     Section 11. Secretary. The Secretary shall prepare and shall keep or cause to be kept in the books provided for that purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these By-Laws and by the Indiana Business Corporation Law; shall be custodian of the records and of the seal (if one is required) of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is required by law or the

Board of Directors; shall authenticate records of the Corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the President or the Board of Directors.
     Section 12. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors, and the salaries of any subordinate officers may be fixed by the President.
     Section 13. Voting Corporation’s Securities. Unless otherwise ordered by the Board of Directors, the President and the Secretary, and each of them singly, are severally appointed attorneys and agents of the Corporation, and shall have full power and authority in the name and on behalf of the Corporation, to attend, to act and to vote all stock, partnership interests, memberships and other securities or ownership interests entitled to be voted at any meetings of shareholders, security holders, partners, members or owners of corporations, partnerships, limited liability companies or other entities in which the Corporation may hold stock, securities, memberships or partnerships or other ownership interests, in person or by proxy, as a shareholder, partner, member, owner or otherwise, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock, securities memberships or partnership or other ownership interests and which as the owner thereof the Corporation might have possessed and exercised, if present, or to consent in writing to any action by any such other corporation, partnership, limited liability company or other entity. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.
ARTICLE VII
Indemnification of Directors and Officers
     Section 1. Definitions. For purposes of this Article, the following terms shall have the following meanings:
(a)	“Liabilities” and “Expenses” shall mean monetary obligations incurred by or on behalf of a director or officer in connection with the investigation, defense or appeal of a Proceeding or in satisfying a claim thereunder and shall include, but shall not be limited to, attorneys’ fees and disbursements, judgments, fines and penalties, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement by or on behalf of a director or officer.

(b)	“Other Enterprise” shall mean any corporation, partnership, limited liability company, joint venture, trust, company, employee benefit plan or other enterprise, whether for profit or not, for which a director or officer is or was serving, at the request of the Corporation, as a director, officer, partner, member, manager, trustee, employee or agent.

(c)	“Proceeding” shall mean any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or Other Enterprise or otherwise), civil, criminal, administrative or investigative, whether formal or informal, and whether pending or threatened or in connection with an appeal relating thereto, in which a director or officer has or may become involved, as a party or otherwise, (i) by reason of his being or having been a director or officer of the Corporation (and, if applicable, an employee or agent of the Corporation) or a director, officer, partner, member, manager, trustee, employee or agent of an Other Enterprise or arising out of his status as such, or (ii) by reason of any past or future action taken or not taken by a director or officer in any such capacity, whether or not he continues to be such at the time he incurs Liabilities and Expenses under the Proceeding.

(d)	“Standard of Conduct” shall mean that a director or officer, based on facts then known to the director or officer, discharged the duties as a director or officer, including duties as a member of a committee, in good faith in what he reasonably believed to be in or not opposed to the best interests of the Corporation or Other Enterprise, as the case may be, and, in addition, in any criminal Proceeding had no reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of guilty, shall not create a presumption that the director or officer did not meet the Standard of Conduct. The termination of any Proceeding by a consent decree or upon a plea of nolo contendere, or its equivalent, shall create the presumption that the director or officer met the Standard of Conduct.
     Section 2. Indemnification. If a director or officer is made a party to or threatened to be made a party to any Proceeding, the Corporation shall indemnify the director or officer against Liabilities and Expenses incurred by him in connection with such Proceeding in the following circumstances:
(a)	If a director or officer has been wholly successful on the merits or otherwise with respect to any such Proceeding, he shall be entitled to indemnification for Liabilities and Expenses as a matter of right. If a Proceeding is terminated against the director or officer by consent decree or upon a plea of nolo contendere, or its equivalent, the director or officer shall not be deemed to have been “wholly successful” with respect to such Proceeding.

(b)	In all other situations, a director or officer shall be entitled to indemnification for Liabilities and Expenses as a matter of right unless (i) the director or officer has breached or failed to perform his duties as a director or officer in compliance with the Standard of Conduct and (ii) with respect to any action or failure to act by the director or officer which is at issue in such Proceeding, such action or failure to act constituted willful misconduct or recklessness. To be entitled to indemnification pursuant to this Section 2(b), the director or officer must notify the Corporation of the commencement of the Proceeding in accordance with Section 5 of this Article and request indemnification. A review of the request for indemnification and the facts and circumstances underlying the Proceeding shall be made in accordance with one of the procedures described below, and the director or officer shall be entitled to indemnification as a matter of right unless, in accordance with such procedure, it is determined beyond a reasonable doubt that (i) the director or officer breached or failed to perform the duties of the office in compliance with the Standard of Conduct and (ii) the breach or failure to perform constituted willful misconduct or recklessness. Any one of the following procedures may be used to make the review and determination of a director’s or officer’s request for indemnification under this Section 2(b):
(A)	by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to, or who have been wholly successful with respect to, such Proceeding;

(B)	if a quorum cannot be obtained under (A) above, by a majority vote of a committee duly designated by the Board of Directors (in the designation of which, directors who are parties to such Proceeding may participate), consisting solely of two or more directors who are not parties to, or who have been wholly successful with respect to, such Proceeding;

(C)	by independent legal counsel selected by a majority vote of the full Board of Directors (in which selection, directors who are parties to such Proceeding may participate); or

(D)	by the shareholders of the Corporation, but shares owned by or voted under control of directors who are at the time parties to the proceeding may not be voted on the determination.
Any determination made in accordance with the above procedures shall be binding on the Corporation and the director or officer.
(c)	If several claims, issues or matters of action are involved, a director or officer may be entitled to indemnification as to some matters even though he is not entitled to indemnification as to other matters.

(d)	The indemnification herein provided shall be applicable to Proceedings made or commenced after the adoption of this Article, whether arising from acts, failures to act or omissions which occurred before or after the adoption of this Article.
     Section 3. Prepaid Liabilities and Expenses. The Liabilities and Expenses which are incurred or are payable by a director or officer in connection with any Proceeding shall be paid by the Corporation in advance, with the understanding and agreement between such director or officer and the Corporation that, in the event it shall ultimately be determined as provided herein that the director or officer was not entitled to be indemnified, or was not entitled to be fully indemnified, the director or officer shall repay to the Corporation such amount, or the appropriate portion thereof, so paid or advanced.
     Section 4. Exceptions to Indemnification. Notwithstanding any other provisions of this Article to the contrary, the Corporation shall not indemnify a director or officer:
(a)	for any Liabilities or Expenses incurred in a suit or claim against a director or officer for an accounting of profits allegedly made from the purchase or sale of securities of the Corporation brought pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and any amendments thereto or the provisions of any similar federal, state or local statutory law; or

(b)	for any Liabilities or Expenses for which payment is actually made to or on behalf of a director or officer under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance policy; or

(c)	for any Liabilities or Expenses incurred in a suit or claim against the director or officer arising out of or based upon actions attributable to the director or officer in which the director or officer gained any personal profit or advantage to which he was not legally entitled.
     Section 5. Notification and Defense of Proceeding. Promptly after receipt by a director or officer of notice of the commencement of any Proceeding, the director or officer will, if a request for indemnification in respect thereof is to be made against the Corporation under this Article, notify the Corporation of the commencement thereof, but the failure to so notify the Corporation will not relieve the Corporation from any obligation which it may have to the director or officer under this Article or otherwise. With respect to any such Proceeding as to which the director or officer notifies the Corporation of the commencement thereof:
(a)	the Corporation will be entitled to participate therein at its own expense; and

(b)	except as otherwise provided below, to the extent that it may so desire, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the director or officer. After notice from the Corporation to the director or officer of its election to assume the defense of the director or officer in the Proceeding, the Corporation will not be liable to the director or officer under this Article for any legal or other Expenses subsequently incurred by the director or officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The director or officer shall have the right to employ counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the director or officer unless:
(i)	the employment of counsel by the director or officer has been authorized by the Corporation; or

(ii)	the director or officer shall have reasonably concluded that there may be a conflict of interest between the Corporation and the director or officer in the conduct of the defense of such Proceeding; or

(iii)	the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding;
in each of which cases the Expenses of counsel employed by the director or officer shall be paid by the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which the director or officer shall have made the conclusion provided for in (ii) above; and
(c)	the Corporation shall not be liable to indemnify a director or officer under this Article for any amounts paid in settlement of any Proceeding without the Corporation’s prior written consent. The Corporation shall not settle any action or claim in any manner which would impose any liability, penalty or limitation on a director or officer without the director’s or officer’s prior written consent. Neither the Corporation nor a director or officer will unreasonably withhold its or his consent to any proposed settlement.
     Section 6. Other Rights and Remedies. The rights of indemnification provided under this Article are not exhaustive and shall be in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of this Article, the Corporation may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of the Indiana Business Corporation Law, whether with regard to past or future matters.
     Section 7. Continuation of Indemnity. All obligations of the Corporation under this Article shall survive the sale or merger of the Corporation or the termination of a director’s or officer’s service in any capacity covered by this Article.
     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee or other person or any person who is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of an Other Enterprise against any liability asserted against such person and incurred by such person in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law, this Article or otherwise.
     Section 9. Benefit. The provisions of this Article shall inure to the benefit of each director or officer and his respective heirs, personal representatives and assigns and the Corporation and its successors and assigns.
     Section 10. Severability. In case any one or more of the provisions contained in this Article shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Article, but this Article shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
ARTICLE VIII
Amendments
     The power to make, alter, amend or repeal these By-Laws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment or repeal of these By-Laws.